Exhibit 10.5

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (as may be amended, supplemented, modified or varied in accordance with the terms herein, this “Agreement”) is entered into as of March 23, 2022, by and among Lanvin Group Holdings Limited 复朗集团, a Cayman Islands exempted company limited by shares (“PubCo”), Primavera Capital Acquisition Corporation, a Cayman Islands exempted company limited by shares (“SPAC”), Fosun Fashion Group (Cayman) Limited, a Cayman Islands exempted company limited by shares (the “Company”), and the parties listed on Schedule I hereto (each, an “Investor” and collectively, the “Investors”). Each of PubCo, SPAC, the Company and the Investors is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, PubCo, SPAC, the Company and certain other parties have entered into that certain Business Combination Agreement, dated on or about the date hereof (as may be amended, supplemented, modified or varied from time to time, the “Business Combination Agreement”);

WHEREAS, SPAC and the Investors listed as “SPAC Investors” on Schedule I hereto (the “SPAC Investors”) are parties to that certain Registration Rights Agreement, dated January 21, 2021 (the “Prior SPAC Agreement”);

WHEREAS, the Company and certain of the Investors listed as “Company Investors” on Schedule I hereto (the “Company Investors”) are parties to that certain Shareholders Agreement relating to the Company, dated May 31, 2021 (as may be amended, supplemented, modified or varied from time to time, the “Prior Company Agreement”);

WHEREAS, SPAC and the SPAC Investors desire to, upon the Business Combination Closing (defined below), terminate the Prior SPAC Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior SPAC Agreement;

WHEREAS, the Company and the Company Investors desire to, upon the Business Combination Closing, terminate the Prior Company Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Company Agreement;

WHEREAS, SPAC consummated the private placement of 10,280,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to the Sponsor upon the closing of the initial public offering of SPAC; and

WHEREAS, PubCo and the Investors also wish to, upon the Business Combination Closing, establish certain board nomination, corporate governance and other investor rights in respect of PubCo.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings. Capitalized terms used but not otherwise defined in this Agreement have the meaning ascribed to such terms in the Business Combination Agreement.

“Affiliate” of any particular person means any other person controlling, controlled by or under common control with such person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided, that no Investor shall be deemed an Affiliate of PubCo or any of its subsidiaries for purposes of this Agreement and neither PubCo nor any of its Subsidiaries shall be deemed an Affiliate of any Investor for purposes of this Agreement.

“Agreement” is defined in the Preamble to this Agreement.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts by PubCo, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” means the board of directors of PubCo.

“Business Combination Agreement” is defined in the Recitals to this Agreement.

“Business Combination Closing” has the meaning ascribed to “Closing” under the Business Combination Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, the Cayman Islands, Hong Kong or Singapore are authorized or required by Law to close.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the Preamble to this Agreement.

“Company Investors” is defined in the Recitals to this Agreement.

“Deed of Adherence” is defined in Section 8.1.

“Demand Registration” is defined in Section 2.2.1.

“Demand Takedown” is defined in Section 2.1.5(a).

“Demanding Holder” is defined in Section 2.2.1.

“Directors” means members of the Board.

“Effectiveness Period” is defined in Section 3.1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form F-1” means a Registration Statement on Form F-1 or any comparable successor form or forms thereto.

“Form F-3” means a Registration Statement on Form F-3 or any comparable successor form or forms thereto.

“Holder” means a holder of Registrable Securities.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” is defined in the Preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Losses” is defined in Section 6.3.1.

“Maximum Number of Shares” is defined in Section 2.2.4.

“Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of PubCo, as in effect on the Closing Date, as may be amended from time to time.

“New Registration Statement” is defined in Section 2.1.4.

“Nominating Committee” is defined in Section 6.1.2(b).

“Ordinary Shares” means the ordinary shares of PubCo, par value US$0.000001 per share.

“Party” is defined in the Preamble to this Agreement.

“Permitted Transferee” means any person to whom Ordinary Shares has been Transferred and is or has become party to this Agreement pursuant to one of the following types of transfers (irrespective of whether a restriction on Transfer then applies): (i) Transfers of Ordinary Shares to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin; (ii) Transfers by will or intestate succession upon the death of the undersigned; (iii) the Transfer of Ordinary Shares pursuant to a qualified domestic order, court order or in connection with a divorce settlement; (iv) if the Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Holder, or (B) distributions of Ordinary Shares to partners, limited liability company members or shareholders of the Holder, including, for the avoidance of doubt, where the Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (v) if the Holder is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (vi) Transfers to the officers or directors of PubCo or the Sponsor or their respective Affiliates; or (vii) Transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the foregoing clauses (i) through (vi).

“Piggy-Back Registration” is defined in Section 2.3.1.

“Principal Investor” is defined in Section 6.3.1.

“Principal Investor Indemnitee” is defined in Section 6.3.1.

“Prior Company Agreement” is defined in the Recitals to this Agreement.

“Prior SPAC Agreement” is defined in the Recitals to this Agreement.

“Private Placement Warrant” is defined in the Recitals to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“PubCo Warrants” means the warrants of PubCo to be issued in exchange for the Private Placement Warrants of SPAC upon the Initial Merger Effective Time.

“PubCo” is defined in the Preamble to this Agreement.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (a) the Ordinary Shares issued or issuable upon the conversion of any shares of SPAC Class B Ordinary Shares, (b) the PubCo Warrants (including any Ordinary Shares issued or issuable upon the exercise of any such PubCo Warrants), (c) any outstanding Ordinary Shares or any other equity security (including the Ordinary Shares issued or issuable upon the exercise of any other equity security) of PubCo held by an Investor as of the Initial Merger Effective Time (including the Ordinary Shares issued pursuant to the transactions contemplated by the Business Combination Agreement), (d) any other equity security of PubCo or any of its subsidiaries, or any successor, issued or issuable with respect to any such Ordinary Shares by way of a share dividend or share split or other distribution or in connection with a combination of shares, contractual control arrangement, recapitalization, merger, consolidation, spin-off or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, and new certificates for such securities not bearing a legend (other than legend imposed as a result of the restrictions contemplated by the Memorandum and Articles of PubCo or the Lock-Up Agreement (the “Lock-Up Agreement”) by and among PubCo, Sponsor, SPAC and the persons set forth in the schedules thereto) restricting further transfer shall have been delivered by PubCo to the transferee; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission); or (E) such securities shall have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration Statement” means a registration statement filed by PubCo with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form F-4, Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requesting Holder” is defined in Section 2.1.5(a).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“SEC Guidance” is defined in Section 2.1.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Holders” is defined in Section 2.1.5(a)(ii).

“SPAC” is defined in the Preamble to this Agreement.

“SPAC Investor” is defined in the Recitals to this Agreement.

“Sponsor” means Primavera Capital Acquisition LLC, a Cayman Islands limited liability company.

“Sponsor Director” is defined in Section 6.1.2(a).

“Third Party Claim” is defined in Section 6.3.1.

“Transfer” means to (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge or otherwise encumber, grant any option or warrant to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Ordinary Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Ordinary Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Demand Registration” shall mean an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of PubCo are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Takedown.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

2. REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. Within thirty (30) days after the Closing Date, PubCo shall prepare and file or cause to be prepared and filed with the Commission, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form F-3 (or, if Form F-3 is not available to be used by PubCo at such time, on Form F-1 or another appropriate form permitting Registration of such Registrable Securities for resale). If the Resale Shelf Registration Statement is initially filed on Form F-1 and thereafter PubCo becomes eligible to use Form F-3 for secondary sales, PubCo shall, as promptly as reasonably practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form F-3. PubCo shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing but in no event later than sixty (60) days thereafter, or one hundred and twenty (120) days thereafter if the Resale Shelf Registration Statement is reviewed by and receives comments from the Commission; provided, however, that PubCo’s obligations to include the Registrable Securities held by a Holder in the Resale Shelf Registration Statement are contingent upon such Holder furnishing in writing to PubCo such information regarding the Holder, the securities of PubCo held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by PubCo to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as PubCo may reasonably request that are customary of a selling shareholder in similar situations. Once effective, PubCo shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement and prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to this Section 2.1.1 shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holders.

2.1.2 Notification and Distribution of Materials. PubCo shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within five (5) Business Days after the Resale Shelf Registration Statement becomes effective and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1, PubCo shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If any Resale Shelf Registration Statement filed pursuant to Section 2.1.1 is filed on Form F-3 and thereafter PubCo becomes ineligible to use Form F-3 for secondary sales, PubCo shall promptly notify the Holders of such ineligibility and use its commercially reasonable efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form F-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time PubCo once again becomes eligible to use Form F-3, PubCo shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form F-3.

2.1.4 SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs PubCo that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, PubCo agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-3, or if Form F-3 is not then available to PubCo for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, PubCo shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that PubCo used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event PubCo amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, PubCo will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to PubCo or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.5 Notice of Certain Events. PubCo shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or prospectus relating thereto). PubCo shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

(a) If PubCo shall receive a request from the Holders with an estimated market value of at least US$50,000,000 (the requesting Holder(s) shall be referred to herein as the “Requesting Holder”) that PubCo effect the Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then PubCo shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) at least five (5) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Investors and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i) subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5(a), and

(ii) subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any Holder (all such Holders, together with the Requesting Holder, the “Selling Holders”) have requested PubCo to offer by request received by PubCo within five (5) Business Days after such Holders receive PubCo’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b) Promptly after the expiration of the five-(5)-Business Day-period referred to in Section 2.1.5(a)(ii), PubCo will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c) PubCo shall only be required to effectuate: (i) no more than two Underwritten Takedowns in any twelve-month period; (ii) no more than three Underwritten Takedowns in respect of all Registrable Securities held by the SPAC Investors; (iii) no more than three Underwritten Takedowns in respect of all Registrable Securities held by the Company Investors, after giving effect to Section 2.2.1.

(d) If the managing Underwriter in an Underwritten Takedown advises PubCo and the Requesting Holder that, in its view, the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the timing, the distribution method or the probability of success of such offering, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders).

2.1.6 Selection of Underwriters. The initiating Selling Holders shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to PubCo and shall consist of one or more reputable nationally recognized investment banks. In connection with an Underwritten Takedown, PubCo shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.7 Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

2.1.8 Block Trades.

(a) If a Demanding Holder wishes to consummate a Block Trade (on either a Commission registered or non-registered basis), then notwithstanding the time periods and piggyback rights otherwise provided herein, such Demanding Holder shall, if it would like the assistance of PubCo, endeavor to give PubCo sufficient advance notice in order to prepare the appropriate documentation for such transaction. Such Demanding Holder, if requesting a Commission registered underwritten Block Trade, (1) shall give PubCo written notice of the transaction and the anticipated launch date of the transaction at least five (5) Business Days prior to the anticipated launch date of the transaction, (2) PubCo shall be required to only notify the other Demanding Holders of the transaction and none of the other Holders, (3) the other Demanding Holders shall have one (1) Business Day prior to the launch of the transaction to determine if they wish to participate in the Block Trade, and (4) PubCo shall include in the Block Trade only shares held by the Demanding Holders. Any Registration effected pursuant to this Section 2.1.8 shall not be counted as Demand Registrations effected pursuant to Section 2.2 but shall be deemed an Underwritten Takedown and within the cap on Underwritten Takedowns provided in Section 2.1.5(c).

(b) The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

2.2 Demand Registration.

2.2.1 Request for Registration. At any time and from time to time after the expiration of a lock-up to which such shares are subject, if any, (i) the SPAC Investors who hold a majority in interest of the Registrable Securities held by all SPAC Investors or (ii) the Company Investors who hold US$50,000,000 of the Registrable Securities held by all the Company Investors, as the case may be, may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form F-3 (or, if Form F-3 is not available to be used by PubCo at such time, on Form F-1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Holders). Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. PubCo will notify all Investors that are Holders of the demand, and each such Holder who wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify PubCo within fifteen (15) days after the receipt by the Holder of the notice from PubCo. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. PubCo shall not be obligated to effect: (a) more than one (1) Demand Registration during any six-month period; (b) any Demand Registration at any time there is an effective Resale Shelf Registration Statement on file with the Commission pursuant to Section 2.1; (c) more than two (2) Underwritten Demand Registrations in respect of all Registrable Securities held by the SPAC Investors, each of which will also count as an Underwritten Takedown of the SPAC Investors under Section 2.1.5(c)(ii); or (d) more than two (2) Underwritten Demand Registrations in respect of all Registrable Securities held by the Company Investors, each of which will also count as an Underwritten Takedown of the Company Investors under Section 2.1.5(c)(iii).

2.2.2 Effective Registration. A Registration will not count as a Demand Registration unless and until (i) the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and (ii) PubCo has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that PubCo shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3 Underwritten Offering. If the Demanding Holders so elect and such holders so advise PubCo as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering with an estimated market value of at least US$50,000,000. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Holders initiating the Demand Registration, and subject to the approval of PubCo.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an Underwritten Offering advises PubCo and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Ordinary Shares or other securities which PubCo desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of PubCo who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then PubCo shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such person has requested be included in such registration, regardless of the number of shares held by each such person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Ordinary Shares or other securities that PubCo desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other securities for the account of other persons that PubCo is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to PubCo and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then either the Demanding Holders shall reimburse PubCo for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.1) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.1. Notwithstanding anything to the contrary in this Agreement, (i) PubCo may effect any Underwritten Registration pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering, and (ii) PubCo shall be responsible for the registration expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.2.5.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by PubCo for its own account or for shareholders of PubCo for their account (or by PubCo and by shareholders of PubCo including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of PubCo, (iv) filed on Form F-4 or S-4 (or any successor form thereto) related to any merger, acquisition or business combination, (v) for a dividend reinvestment plan or (vi) filed in connection with a Block Trade by one or more Holders in accordance with Section 2.1.8, then PubCo shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Holders in such notice the opportunity to register the sale of such number of shares of Registrable Securities that are not subject to any transfer restrictions under any applicable lock-up, as such Holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). PubCo shall cause such Registrable Securities to be included in such Piggy-Back Registration and shall use its reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of PubCo and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering advises PubCo and the Holders in writing that the dollar amount or number of Ordinary Shares which PubCo desires to sell, taken together with Ordinary Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Holders hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then PubCo shall include in any such registration:

(a) If the Registration is undertaken for PubCo’s account: (A) first, the Ordinary Shares or other securities that PubCo desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities for the account of other persons that PubCo is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the Registration is a “demand” registration undertaken at the demand of persons other than either the Holders, (A) first, the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities that PubCo desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other securities for the account of other persons that PubCo is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3 Withdrawal. Any Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to PubCo of such request to withdraw prior to the effectiveness of the Registration Statement. PubCo (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, PubCo shall pay all expenses incurred by the Holders in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3.4 Unlimited Piggy-Back Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2, and there shall be no limit on the number of Piggy-Back Registrations.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever PubCo is required to effect the registration of any Registrable Securities pursuant to Section 2 or an underwritten Block Trade, PubCo shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. PubCo shall use its commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the Commission a Registration Statement on any form for which PubCo then qualifies or which counsel for PubCo shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the Effectiveness Period; provided, however, that PubCo shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if PubCo shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of PubCo stating that, in the good faith judgment of the Board, it would be materially detrimental to PubCo and its shareholders for such Registration Statement to be effected at such time; provided, however, PubCo shall have the right to defer such filing for a period of not more than ninety (90) days and that PubCo shall not defer its obligation in this manner more than twice in any 12-month period.

3.1.2 Copies. PubCo shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Holders included in such registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Holders included in such registration or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

3.1.3 Amendments and Supplements. PubCo shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

3.1.4 Notification. After the filing of a Registration Statement, PubCo shall promptly, and in no event more than five (5) Business Days after such filing, notify the Holders included in such Registration Statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within five (5) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and PubCo shall take all actions reasonably required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, PubCo shall furnish to the Holders included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5 Securities Laws Compliance. PubCo shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. PubCo shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of PubCo in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders included in such registration statement, and the representations, warranties and covenants of the Holders included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of PubCo.

3.1.7 Comfort Letter. PubCo shall obtain a “cold comfort” letter from PubCo’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders.

3.1.8 Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, PubCo shall obtain an opinion, dated such date, of one (1) counsel representing PubCo for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority-in-interest of the participating Holders.

3.1.9 Cooperation. The principal executive officer of PubCo, the principal financial officer of PubCo, the principal accounting officer of PubCo and all other officers and members of the management of PubCo shall use their reasonable efforts to cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.10 Records. Upon execution of confidentiality agreements (in forms and substance that are reasonably satisfactory to PubCo), PubCo shall make available for inspection by the Holders included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Holder included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of PubCo, as shall be necessary to enable them to exercise their due diligence responsibility, and cause PubCo’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.11 Earnings Statement. PubCo shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.12 Listing. PubCo shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by PubCo are then listed or designated.

3.1.13 Market Stand-Off. In connection with any Underwritten Offering of equity securities of PubCo (other than a Block Trade) in which a Holder participates, such Holder agrees that it shall not Transfer any Ordinary Shares or other equity securities of PubCo (other than those included in such offering pursuant to this Agreement), without the prior written consent of PubCo, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders); provided, that such agreement shall not be materially more restrictive than any similar agreement entered into by the directors and executive officers of PubCo participating in such Underwritten Offering; provided, further, that such agreement shall provide that any early release of any Holder from the provisions of the terms of such agreement shall be on a pro rata basis among all Holders.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from PubCo of the happening of any event of the kind described in Section 3.1.4, or, upon any suspension by PubCo, pursuant to a written insider trading compliance program adopted by the Board, of the ability of all “insiders” covered by such program to transact in PubCo’s securities because of the existence of material non-public information, each Holder included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder receives the supplemented or amended prospectus contemplated by Section 3.1.4 or the restriction on the ability of “insiders” to transact in PubCo’s securities is removed, as applicable, and, if so directed by PubCo, each such Holder will deliver to PubCo all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Except as set forth in Section 2.2.5, PubCo shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.2, any Demand Takedown pursuant to Section 2.1.5(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form F-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) PubCo’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for PubCo and fees and expenses for independent certified public accountants retained by PubCo; (viii) the fees and expenses of any special experts retained by PubCo in connection with such registration and (ix) the reasonable fees and expenses of one (1) legal counsel selected by the Holders of a majority-in-interest of the Registrable Securities included in such registration. PubCo shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts or selling commissions shall be borne by such Holders. Additionally, in an Underwritten Offering, all selling shareholders and PubCo shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The Holders shall promptly provide such information as may reasonably be requested by PubCo, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with PubCo’s obligation to comply with Federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by PubCo. PubCo agrees to indemnify and hold harmless each Investor and each other Holder, and each of their respective officers, employees, Affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by PubCo of the Securities Act or any rule or regulation promulgated thereunder applicable to PubCo and relating to action or inaction required of PubCo in connection with any such registration; and PubCo shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that PubCo will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission of any material fact made in such Registration Statement, preliminary prospectus, or final prospectus or any such amendment or supplement, in reliance upon and in conformity with information furnished to PubCo, in writing, by such selling Holder expressly for use therein, or is based on any selling Holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

4.2 Indemnification by Holders. Each selling Holder will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless PubCo, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling Holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to PubCo by such selling Holder expressly for use therein, or is based on any selling Holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse PubCo, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which such counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is judicially determined to be unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. PubCo shall use commercially reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if PubCo is not required to file such reports, it will, upon the reasonable request of any holder of Registrable Securities, make publicly available such necessary information for so long as reasonably necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission) and take such further action as the Holders may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. GOVERNANCE

6.1 Board of Directors.

6.1.1 Number of Directors. Subject to applicable laws, the Board shall initially consist of seven (7) Directors, and thereafter may be changed from time to time by resolution of the Board in accordance with the Memorandum and Articles.

6.1.2 Composition of the Board.

(a) The Sponsor shall have the right to appoint one (1) individual to serve as a Director (the “Sponsor Director”), and shall have the exclusive right to remove the Sponsor Director from the Board and appoint a replacement Sponsor Director to the Board. Each appointment or removal of a Sponsor Director pursuant to this Section 6.1.2(a) shall be effected by notice in writing and signed by or on behalf of the Sponsor and delivered to the registered office provider for the time being of PubCo. PubCo shall take all necessary and desirable actions within its control to effectuate the foregoing rights of the Sponsor, including passing the required resolutions to update the Register of Directors of PubCo and to make the necessary filings with the Registrar of Companies in the Cayman Islands. Each of the Investors (i) shall vote its Ordinary Shares at any general meeting of shareholders of PubCo or execute any written consent or resolution of shareholders of PubCo or proxy and take all other necessary action so as to effectuate the foregoing rights of the Sponsor, and (ii) shall not vote any of its Ordinary Shares at any general meeting of shareholders of PubCo or execute any written consent or resolution of shareholders of PubCo or proxy in favor of the removal of the Sponsor Director, unless the Sponsor shall have consented to such removal in writing.

(b) Subject to Section 6.1.2(a), the Directors shall be nominated by the nominating committee of the Board (the “Nominating Committee”) from time to time in consultation with the Sponsor and in accordance with the Nominating Committee’s policies and procedures.

6.1.3 Sponsor Director. For so long as the Sponsor Director serves as a Director, (i) PubCo shall provide the Sponsor Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other Directors, and (ii) PubCo shall not following the Initial Merger Effective Time amend, alter, repeal or waive (x) any right to indemnification or exculpation covering or benefiting the Sponsor Director as and to the extent consistent with applicable law, the Memorandum and Articles and any indemnification agreements with directors (except to the extent such amendment or alteration does not adversely affect the right to indemnification or exculpation covering or benefiting the Sponsor Director), (y) any provision of the Memorandum and Articles if the purpose of such amendment, alteration, repeal or waiver is to adversely affects the rights or obligations of the Sponsor or the Sponsor Director pursuant to this Section 6. Each of PubCo and the Investors agrees and acknowledges that the Sponsor Director may, to the maximum extent permitted by antitrust, competition or any other applicable law, share confidential, non-public information about PubCo and its Subsidiaries with the Sponsor, subject to the Sponsor preserving in good faith the confidential nature of such information disclosed by the Sponsor Director.

6.2 Other Business Opportunities.

6.2.1 The Parties expressly acknowledge and agree that to the fullest extent permitted by applicable law: (i) the Sponsor (including (A) its Affiliates, (B) any portfolio company in which it or any of its Affiliates or investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the director nominees of the foregoing have the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as PubCo or any of its subsidiaries or deemed to be competing with PubCo or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other person, with no obligation to offer to PubCo or any of its subsidiaries, or any other Investor or holder of shares of PubCo the right to participate therein; (ii) the Sponsor (including (A) its Affiliates, (B) any portfolio company in which it or any of its Affiliates or investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the director nominees of the foregoing may invest in, or provide services to, any person that directly or indirectly competes with PubCo or any of its subsidiaries; and (iii) in the event that the Sponsor (including (A) its Affiliates, (B) any portfolio company in which it or any of its Affiliates or investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) or any director nominee of the foregoing, respectively, acquires knowledge of a potential transaction or matter (unless, with respect to any such director nominee, such transaction or matter is expressly presented to such director nominee in writing and solely in such person’s capacity as a director of PubCo) that may be a corporate or other business opportunity for PubCo or any of its subsidiaries, such person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to PubCo or any of its subsidiaries or any other Investor or holder of shares of PubCo, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to PubCo or any of its subsidiaries or any other Investor or holder of shares of PubCo (or its respective Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person or does not present such opportunity to PubCo or any of its subsidiaries or any other Investor or holder of shares of PubCo (or its respective Affiliates). For the avoidance of doubt, the Parties acknowledge that this Section 6.2.1 is intended to disclaim and renounce, to the fullest extent permitted by applicable law, any right of PubCo or any of its subsidiaries with respect to the matters set forth herein, and this Section 6.2.1 shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by law.

6.2.2 Each of the Parties agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 6.2 shall not apply to any alleged claim or cause of action against any of the Sponsor based upon the breach or nonperformance by such person of this Agreement or any other agreement to which such person is a party.

6.2.3 The provisions of this Section 6.2, to the extent that they restrict the duties and liabilities of any of the Sponsor or its Affiliates or any director nominee of the foregoing otherwise existing at law or in equity, are agreed by the Parties to replace such other duties and liabilities of the Sponsor or any of its Affiliates or any director nominee of the foregoing to the fullest extent permitted by applicable law.

6.3 Indemnification; Exculpation.

6.3.1 From and after the Closing Date, PubCo agrees to indemnify and hold harmless the Sponsor and Fosun Fashion Holdings (Cayman) Limited (each, a “Principal Investor”) and their respective directors, officers, partners, members, direct and indirect owners, managers, affiliates and controlling persons (each, an “Principal Investor Indemnitee”) from and against any and all liability, damages, obligations, costs, fines, injuries and reasonable expenses, including reasonable accountant’s and reasonable attorney’s fees and expenses (collectively, “Losses”) in connection with claims, actions, suits, proceedings or arbitrations by or involving a third party (including stockholder derivative claims on behalf of PubCo) (“Third Party Claims”) against one or more Principal Investor Indemnitees arising out of, resulting from, or relating to (i) a Principal Investor Indemnitee’s purchase of any securities of PubCo in connection with the Business Combination Closing, (ii) the negotiation or execution of the Business Combination Agreement or the other agreements negotiated or executed in connection therewith or referred to therein or the consummation of the transactions contemplated thereby or (iii) the capacity of any Principal Investor Indemnitee, prior to or at the Business Combination Closing, as a director, officer, manager, affiliate or controlling person of PubCo or any of Principal Investor, as the case may be. Subject to the next two sentences, PubCo shall reimburse each Principal Investor Indemnitee for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any Third Party Claim. The foregoing indemnification and expense reimbursement rights in this Section 6.3.1 shall not be available to the extent that (x) any such Losses are incurred as a result of such Principal Investor Indemnitee’s gross negligence, willful misconduct or bad faith or (y) subject to the rights of contribution provided for below, to the extent indemnification for any Losses would violate any applicable Law or public policy. For purposes of this Section 6.3.1, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Principal Investor Indemnitee as to any previously advanced indemnity or expense reimbursement payments made by PubCo under this Section 6.3.1, then such payments shall be promptly repaid by such Principal Investor Indemnitee to PubCo. The rights of any Principal Investor Indemnitee to indemnification hereunder will be in addition to any other rights any such party may have under any other agreement or instrument to which such Principal Investor Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under Law. Under no circumstance shall PubCo or any of its subsidiaries be entitled to any right of subrogation to or contribution from any Principal Investor Indemnitee or any other Person from which such Principal Investor Indemnitee is indemnified or otherwise recovers and no right of indemnification or other recovery any Principal Investor Indemnitee may have from such other Person shall reduce or otherwise alter the rights of such Principal Investor Indemnitee or the obligations of PubCo under this Section 6.3.1. Notwithstanding the foregoing, in respect of any Third Party Claim against a Principal Investor Indemnitee, such Principal Investor Indemnitee shall use commercially reasonable efforts to pursue all applicable claims under applicable insurance policies and such Principal Investor Indemnitee recovers proceeds from any such insurance claims, such net proceeds (after deducting any costs of recovery) shall be paid to PubCo up to, but not in excess of the amount actually paid by PubCo on behalf of such Principal Investor Indemnitee in respect of such Third Party Claim. The Principal Investor Indemnitee shall have the right to defend any third party claim with counsel of its own choosing, provided that PubCo will be entitled at its election and at its cost to participate in the defense of such third party claim upon which indemnification is or may be due pursuant to this Section 6.3.1. The Principal Investor Indemnitee will not without the prior written consent of PubCo (which consent shall not be unreasonably withheld, conditioned or delayed) effect any settlement of any threatened or pending third party claim in which PubCo is liable for indemnification hereunder. If the indemnification provided for above is unavailable in respect of any Losses, then PubCo, in lieu of indemnifying a Principal Investor Indemnitee, shall, if and to the extent permitted by Law, contribute to the amount paid or payable by such Principal Investor Indemnitee in such proportion as is appropriate to reflect the relative fault of PubCo and such Principal Investor Indemnitee in connection with the actions which resulted in such Losses, as well as any other equitable considerations.

6.3.2 PubCo agrees to pay or reimburse each Principal Investor Indemnitee for all reasonable out-of-pocket costs and expenses of such Principal Investor Indemnitee (including reasonable attorneys’ fees, charges, disbursement and expenses) incurred in connection with the enforcement or exercise by such Principal Investor Indemnitee of any right (including the right to defend any third party claim) granted to it or provided for hereunder.

7. ADDITIONAL AGREEMENTS

7.1 Compliance with Laws. From and after the Closing Date, PubCo shall procure that:

(a) none of the Group Companies shall directly or indirectly use any or all of the proceeds received in connection with the consummation of the Transactions, or lend, contribute, transfer or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Sanctioned Person or otherwise in violation of Sanctions;

(b) none of the Group Companies and their respective officers, directors, employees or agents shall, directly or indirectly, make or authorize any offer, gift, payment, or transfer, or promise of, any money or anything else of value, or provide any benefit, to any Government Official, Governmental Authority or Person that would result in a breach of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;

(c) each Group Company shall maintain proper books and records, including records of payments to any Government Official or Governmental Authority, in accordance with Anti-Corruption Laws and IFRS; and

(d) each Group Company shall, to the fullest extent permitted by applicable Law and use its commercially reasonable efforts, (i) adopt and maintain internal policies and procedures reasonably adequate to prevent, detect and deter violations of applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions; and (ii) review and revise such policies and procedures periodically to ensure compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions.

7.2 Use of Proceeds. PubCo shall use the proceeds from the Transactions for general corporate purposes of the Group Companies after the Closing, as may be determined by the Board, and may not declare or pay any dividend in respect of its share capital prior to the first anniversary of the Closing Date except with prior written consent of the Sponsor (which consent may be granted, withheld or conditioned at the Sponsor’s sole and reasonable discretion).

7.3 Other Registration Rights and Arrangements. PubCo represents and warrants that no person, other than a Holder, has any right to require PubCo to register any of PubCo’s shares for sale or to include PubCo’s shares in any registration filed by PubCo for the sale of shares for its own account or for the account of any other person, other than any such right pursuant to the Private Placement Agreements. SPAC and the SPAC Investors hereby terminate the Prior SPAC Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. The Company and the Company Investors hereby terminate the Prior Company Agreement effective upon consummation of the Mergers, and agree that upon consummation of the Mergers, the Prior Company Agreement shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement.

8. MISCELLANEOUS.

8.1 Assignment; No Third Party Beneficiaries. Except as otherwise provided in this Section 8.1, this Agreement and the rights, duties and obligations of any Party may not be assigned or delegated by any Party in whole or in part. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors and assigns and the Holders and their respective successors and permitted assigns. A Person who is not a Party has no right (whether under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or otherwise) to enforce any term of, or to enjoy any benefit under, this Agreement, other than as expressly set forth in Section 4 and this Section 8.1. The rights, duties and obligations of a Holder under this Agreement may be transferred by such Holder to a Permitted Transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to PubCo a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (a “Deed of Adherence”), and the transferor shall have delivered to PubCo no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of a Deed of Adherence shall constitute a permitted amendment of this Agreement. For the avoidance of doubt, if the securities that a Holder wishes to transfer would not be Registrable Securities if held by such transferee, the transferee shall not be entitled to sign the Deed of Adherence or become a party hereto.

8.2 Amendments and Modifications. Upon the written consent of PubCo, the Sponsor and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment or modification hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of PubCo, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected; provided, further, that any amendment or modification to, or waiver of, Section 6 (including with respect to any defined term as used therein, whether or not such defined term is defined therein) shall not require the consent of the Holders. No course of dealing between any Holder or PubCo and any other party hereto or any failure or delay on the part of a Holder or PubCo in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or PubCo. No single or partial exercise of any rights or remedies under this Agreement by a Party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such Party.

8.3 Effectiveness and Term. This Agreement shall take effect only upon the Business Combination Closing, provided that (i) the provisions of this Section 8 shall take effect on the date hereof and (ii) any person who executes and delivers a Deed of Adherence in the form set forth in Exhibit A hereto after the date hereof shall be deemed to be a party to this Agreement from the date of the delivery and shall be subject to the obligations of an Investor under this Agreement, whereupon Schedule I to this Agreement shall be deemed to have been updated with the information of such Person as set forth in the Deed of Adherence. This Agreement shall terminate (i) with respect to all Parties, upon mutual written consent of all Parties, and (ii) with respect to an Investor, upon such Investor and its Affiliates ceasing to hold any Registrable Securities. Notwithstanding anything herein to the contrary, (a) the provisions of Sections 4, 6.1.3, 6.2 and 8 (including with respect to any defined term as used therein, whether or not such defined term is defined therein) shall survive, and remain in full force and effect following, any termination of this Agreement, and (b) this Agreement shall automatically terminate and be void ab initio upon the Business Combination Agreement having been terminated in accordance with the terms therein without the Business Combination Closing having occurred.

8.4 Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a Party may from time to time notify the other Parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting. The initial addresses and email addresses of the Parties for the purpose of this Agreement are:

If to SPAC:

Primavera Capital Acquisition Corporation

41/F Gloucester Tower

15 Queen’s Road Central

Hong Kong

Attention: Max Chen, Chief Executive Officer

Email: max.chen@primavera-capital.com

with a required copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

3901 China World Tower A

1 Jianguomenwai Avenue

Beijing 100004, China

Attention: Yang Wang

Email: yang.wang@stblaw.com

with a second required copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

Attention: Mark Brod / Daniel Webb

Email: mbrod@stblaw.com / dwebb@stblaw.com

If to PubCo or the Company:

c/o LANVIN GROUP HOLDINGS LIMITED 复朗集团

3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East

No.2, Shanghai, 200010, China

Attention: Yun CHENG / Gong CHENG

Email: joann.cheng@lanvin-group.com / roy.cheng@lanvin-group.com with a required copy (which shall not constitute notice) to:

DLA Piper Singapore Pte. Ltd.

80 Raffles Place,

#48-01 UOB Plaza 1,

Singapore 048624

Attention: Joseph E. Bauerschmidt

Email: Joe.Bauerschmidt@dlapiper.com

with a second required copy (which shall not constitute notice) to:

DLA Piper Hong Kong

25th Floor,

Three Exchange Square,

8 Connaught Place, Central,

Hong Kong

Attention: Christina Loh

Email: Christina.Loh@dlapiper.com

If to an Investor:

At the address set forth under such Investor’s signature to this Agreement or to such Investor’s address as found in PubCo’s books and records.

8.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

8.6 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

8.7 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the full and entire understanding and agreement of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the Parties, whether oral or written, including without limitation the Prior SPAC Agreement and the Prior Company Agreement.

8.8 Governing Law; Jurisdiction. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of Hong Kong, without giving effect to the principles of conflicts of laws that would otherwise require the application of the Laws of any other jurisdiction. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

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IN WITNESS WHEREOF, the Parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

LANVIN GROUP HOLDINGS LIMITED
复朗集团

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

[Heritage - Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

By:	/s/ Tong Chen
Name: Tong Chen
Title: Director

[Heritage - Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PRIMAVERA CAPITAL ACQUISITION LLC

By:	/s/ Fred Hu
Name: Fred Hu
Title: Director

[Heritage - Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

FOSUN FASHION GROUP (CAYMAN) LIMITED

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

[Heritage - Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

INVESTORS:

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[Heritage - Signature Page to Investor Rights Agreement]